Exhibit 10.3

INDEMNITY AGREEMENT

TO: Alterna Savings and Credit Union Limited as assignee of Pace Savings & Credit Union Limited (the "Creditor")

FROM: SusGlobal Energy Corp., SusGlobal Energy Canada Corp., SusGlobal Energy Canada I Ltd., and SusGlobal Energy Belleville Ltd., and Haute Inc. (collectively, and in such capacity, the "Borrowers")

RE: Payment to Creditor by the Borrowers

RECITALS:

WHEREAS:

A. The Borrowers were indebted to Alterna Savings and Credit Union Limited as assignee of Pace Savings & Credit Union Limited (the "Creditor") in relation to certain credit and banking services provided by the Creditor to the Borrowers.

B. The Borrowers granted the Creditor certain Security (collectively, the "Security") as security for the indebtedness and obligations of the Borrowers to the Creditor.

C. SusGlobal Energy Canada Corp. will pay the Creditor the sum of $1,250,000 (the "Payment") and cause the release of the letter of credit No. 78 dated May 20, 2020 in the sum of $276,830.63 to the Creditor in satisfaction of all matters in connection with the Creditor's granting of credit, taking of Security, extension of credit, and provision of banking services to the Borrowers, as memorialized in a Full and Final Mutual Release between the Creditor, the Borrowers, and certain guarantors dated March 28, 2023 (the "Release").

D. 1370383 Ontario Ltd. and Landfill Gas Canada Ltd. provided guarantees to the Creditor in relation to certain credit and banking services provided by the Creditor to the Borrowers. 1370383 Ontario Ltd and Landfill Gas Canada Ltd. are not executing the Release.

E. The Payment shall be held in escrow by the Borrowers' solicitors and released to the Creditor on terms agreed to between the Creditor and the Borrowers.

Exhibit 10.3

F. The Creditor, on release of the Payment from escrow, shall release all Security held from the Borrowers and the guarantors of the Borrowers, pursuant to an Authorization agreement dated March 28, 2023.

NOW THEREFORE in consideration of the Payment by SusGlobal Energy Canada Corp. and the release of the Security by the Creditor, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1. the Borrowers hereby fully indemnify and hold the Creditor harmless from and against any and all claims and demands whatsoever (including without limitation, any and all liabilities, payment of monies, including interest and penalties, claims and demands for payment of monies, including interest and penalties, assessments, judgments, orders, costs and expenses, damages and all legal costs on a full indemnification basis) made by Canada Revenue Agency (collectively a "Claim"), with respect to payment of any unpaid statutory remittances owed by the Borrowers, or any of them, to Canada Revenue Agency, (including HST and employee deductions at source) as of the date which the Payment is released from escrow to the Creditor.

2. The Borrowers hereby fully indemnify and hold the Creditor harmless from and against any and all Claim made by 1370383 Ontario Ltd and Landfill Gas Canada Ltd with respect to any matters raised or which could have been raised, in connection with the Creditor's granting of credit and taking of guarantees, taking and releasing of security, extension of credit and provision of banking services to the Borrowers.

3. Upon the Creditor receiving written communication of any pending or threatened Claim, it will provide written notice (an "Indemnification Notice") to the Borrowers promptly (and in any event within 10 days), provided that, the omission to so notify will not relieve the Borrowers from any obligation to indemnify hereunder except to the extent the failure to so notify materially prejudices them (or any of them).

4. In the case of any Claim, the Borrowers (acting as a group) shall have the options, at their own expense, of:

a. conducting any negotiations in connection with the Claim, with the Creditor fully informed of such negotiations;

b. taking any other steps to settle or defend the Claim, with the Creditor fully informed of such steps; and

c. employing counsel of its choice, approved by the Creditor, acting reasonably, to contest the Claim,

Exhibit 10.3

provided that in all cases: (i) the Borrowers must provide written notice to the Creditor of how it wishes to proceed in accordance with the foregoing within 15 days of having received the Indemnification Notice; and (ii) the Borrowers will not have any of the options described above available to them unless they provide reasonable assurances to the Creditor of financial capacity to defend the Claim and provide indemnification with respect to the Claim.

5. In the event that the Borrowers fail to provide written notice as contemplated in Section 3 on a timely basis, and/or after reasonable written notice from the Creditor fail to defend the Claim with reasonable diligence, (i) the Creditor will assume the right to, in its own discretion, deal with, administer, settle, make payment on and if it so choses defend any Claim, (ii) the reasonable cost of its lawyers shall be fully indemnified and held harmless by the Borrowers, (iii) any payment made by the Creditor on any Claim shall be made by the Creditor in its absolute discretion, and (iv) the Creditor shall provide periodic updates concerning these matters to the Borrowers.

6. All notices, requests, demands or other communications required or permitted to be given by either of the Creditor or any of the Borrowers to another under this agreement (each, a "Notice") shall be given in writing and delivered by personal delivery or delivery by recognized national courier, sent by facsimile transmission, e-mail or delivered by registered mail, postage prepaid, addressed as follows:

If to Alterna/Pace, to:

Attention:

Email:

Courier/Mailing Address:  8111 Jane Street, Unit 1

Vaughan, Ontario, L4K 4L7

If to SusGlobal, to:

Attention: Marc Hazout

Email:

Courier/Mailing Address: 200 Davenport Road

Toronto, Ontario M5R 1J2

Exhibit 10.3

7. This Indemnity Agreement may be executed in counterparts, and if so executed all counterparts when taken together shall comprise one and the same instrument, and facsimile copies or portable document format (PDF) of signatures shall be treated as originals for all purposes.

8. The Indemnity Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, administrators, executors or permitted assigns.

9. Time is of the essence in this Indemnity Agreement.

DATED AT Toronto, ONTARIO this 28th day of March, 2023

SUSGLOBAL ENERGY CORP.

Per:

       I have the authority to bind

DATED AT Toronto, ONTARIO this 28th day of March, 2023

SUSGLOBAL ENERGY CANADA CORP.

Per:

       I have the authority to bind

DATED AT Toronto, ONTARIO this 28th day of March, 2023

SUSGLOBAL ENERGY CANADA I LTD.

Per:

       I have the authority to bind

Exhibit 10.3

DATED AT Toronto, ONTARIO this 28th day of March, 2023

SUSGLOBAL ENERGY BELLEVILLE LTD.

Per:

       I have the authority to bind

DATED AT Toronto, ONTARIO this 28th day of March, 2023

HAUTE INC.

Per:

       I have the authority to bind

DATED AT                , ONTARIO this      day of March, 2023

Alterna Savings and Credit Union Limited as assignee of Pace Savings & Credit Union Limited

Per:

       I have the authority to bind

Per:

       I have the authority to bind